UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 28, 2017

NOVAGEN INGENIUM, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-141617	98-0471927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) OPERATING AGREEMENT FOR ACQUISITION OF TRANSPORT ASSETS

On August 28, 2017, the registrant, Novagen Ingenium Inc, a Nevada corporation (“Novagen”) entered into an Operating Agreement for The Acquisition Of Transport Assets (the “Operating Agreement”) under which Datspares – Toyaparts Pty Ltd (“Datspares”) agree to sell to Novagen certain plant and equipment used in Datspares transport division for AUD $2,246,000.00 and 500,000 shares of Novagen common stock at a deemed price of US$0.10 per share. Shares of Novagen’s common stock are quoted under the symbol “NOVZ” on the OTC Pink operated by OTC Markets Group, Inc.

The description of the terms and conditions of the Operating Agreement for Acquisition of Transport assets set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Operating Agreement for Acquisition of Transport Assets, which is filed as Exhibit 10.1 to this Current Report.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits

10.1	Operating Agreement for Acquisition of Transport Assets dated August 28, 2017 between Datspares – Toyaparts Pty Ltd and Novagen Ingenium Inc

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN INGENIUM INC.

Date: September 5, 2017	By:	/s/ Micheal Nugent
Micheal Nugent
President & CEO

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